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                                                                    EXHIBIT 4.13



                        FORM OF AMENDMENT TO VOTING AND
                      STOCK TRANSFER RESTRICTION AGREEMENT


         This AMENDMENT TO VOTING AND STOCK TRANSFER RESTRICTION AGREEMENT (this "Amendment") is entered into this ___ day of November, 2000, among Communication TeleSystems International d/b/a WORLDxCHANGE Communications, a California corporation ("CTI"), and the parties set forth below (each, a "WAXS
Stockholder" and collectively, the "WAXS Stockholders").


                                  WITNESSETH:

         WHEREAS, the parties hereto have previously entered into a Voting and Stock Transfer Restriction Agreement, dated as of February 11, 2000 (as the same may be, or has been, amended or supplemented, the "Agreement"); and

         WHEREAS, CTI and the WAXS Stockholders have agreed to amend the Agreement, as provided in this Amendment;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

         1. The Agreement is hereby amended by deleting Section 5 in its entirety and replacing it with the following text:

                   "5. TERMINATION. This Agreement shall terminate, and no party hereto shall have any rights or obligations hereunder, upon the first to occur of (i) the termination of the Merger Agreement pursuant to Article IX thereof and (ii) the Effective Time.".

         2. Except as expressly set forth in this Amendment, the Agreement shall not be amended, revised or changed in any respect whatsoever and shall remain in full force and effect.

         3. This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby.

         4. This Amendment may be executed in two or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument.





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         IN WITNESS WHEREOF, CTI and the WAXS Stockholders have caused this
Amendment to be duly and validly executed as of the date first written above.


                                    CTI:

                                    COMMUNICATION TELESYSTEMS
                                    INTERNATIONAL D/B/A WORLDxCHANGE
                                    COMMUNICATIONS


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:




                                    WAXS STOCKHOLDERS:

                                    ARMSTRONG INTERNATIONAL
                                    TELECOMMUNICATIONS, INC.



                                    By:
                                       --------------------------------
                                       Name:
                                       Title:



                                    -----------------------------------
                                    John D. Phillips



                                    WORLDCOM NETWORK SERVICES, INC.



                                    By:
                                       -------------------------------
                                       Name:
                                       Title:


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                                    THE 1818 FUND III, L.P.

                                    By: Brown Brothers Harriman & Co.,
                                          Its General Partner



                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                    -------------------------------------------
                                    W. Tod Chmar



                                    RESURGENS PARTNERS, LLC


                                    By: Renaissance Partners II,
                                          Its Manager



                                    By:
                                        ---------------------------------------
                                        Name:  John D. Phillips
                                        Title: Partner



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